Exhibit 99.1

Brookfield Closes Acquisition of TerraForm Global

BETHESDA, Md., Dec. 28, 2017 (GLOBE NEWSWIRE) -- TerraForm Global, Inc. (Nasdaq:GLBL) (“TerraForm Global”), an owner and operator of clean energy power plants, today announced the completion of its previously announced merger with an affiliate of Brookfield Asset Management Inc. (NYSE:BAM) (TSX:BAM.A) (EURONEXT AMSTERDAM:BAMA) (“Brookfield”), a leading global alternative asset manager. Under the terms of the Agreement and Plan of Merger entered into on March 6, 2017 with certain affiliates of Brookfield (the “Merger Agreement”), holders of Class A shares of TerraForm Global common stock are entitled to receive $5.10 per share in cash, without interest and less any applicable tax withholding.

The Class A shares of TerraForm Global common stock will be delisted from the Nasdaq Stock Market, with trading suspended as of close of business today, and the assets of TerraForm Global will be integrated into Brookfield’s global renewable power portfolio.

Investors:
GLBL-IR@terraform.com

Media:
GLBL-media@terraform.com

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the potential impact of the announcement or consummation of the merger on relationships, including with employees, suppliers and customers, litigation relating to the merger and other factors we have described in other filings with the SEC. TerraForm Global disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.